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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP

        We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Hormel Foods Corporation Tax Deferred Investment Plan A of our reports dated November 25, 2002, with respect to the consolidated financial statements of Hormel Foods Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended October 26, 2002 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
January 28, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP